SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

     This is the second amendment and waiver (the "Amendment") dated as of September 14, 1999, to the Credit Agreement dated as of March 26, 1998 as amended by the First Amendment and Waiver to Credit Agreement dated as of March 23, 1999 (the "Credit Agreement") between Lechters, Inc., (the "Borrower"), The Chase Manhattan Bank as agent and issuing bank (the "Agent"), and the Banks listed on the signature pages thereof (individually, each a "Bank", and collectively, the "Banks").

                                    RECITALS

     A. The Borrower and the Corporate Guarantors have (i) asked the Banks to waive certain defaults that have arisen under the Credit Agreement, and (ii) requested certain amendments to the Credit Agreement.

     B. The Banks are willing to waive such defaults and make such amendments subject to the terms and conditions set forth herein.

     C. The Borrower, the Agent and The Chase Manhattan Bank as custodian (the "Custodian") have entered into a Collateral and Account Control Agreement, as defined herein, whereby the Custodian will hold and have control over certain assets of the Borrower.

     NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1.     Definitions.

     Capitalized   terms  used  herein and not defined  shall have the  meanings assigned to them in the Credit Agreement.

     2.     Amendments to Article 1 of the Credit Agreement.

     Subsection 1.02(a) is replaced with the following:

            The  Borrower  shall  give  the   Agent  notice   (which   shall  be
     irrevocable) no later than 10:00 a.m. (New York time) on, in the case of Prime Rate Loans, the Business Day, and, in the case of LIBO Rate Loans, the third Eurodollar Business Day, before the requested date for the making of such Loans. Each such notice shall be in the form of Schedule
     1.02 and shall specify (i) the requested date for the making of the requested Loans, which shall be, in the case of Prime Rate Loans, a Business Day and, in the case of LIBO Rate Loans, a Eurodollar Business Day, (ii) the Type or Types of Loans requested, (iii) the amount of each such Type of Loan, the aggregate of which amounts for (A) all Prime Rate
     Loans requested shall be $500,000 or a greater integral multiple of $100,000 or the aggregate amount of the unused Loan Commitments and (B) all Types of LIBO Rate Loans shall be $2,000,000 or a greater integral multiple of $500,000, and (iv) the difference between (A) the aggregate Margined Value of all Collateral as of the Business Day before such notice, and (B) the sum of the aggregate of the (1) Loan Exposures of all of the Banks, and
     (2) LC Exposures of all of the Banks (in each case after giving effect to any outstanding requests for Loans, Letters of Credit or Steamship Indemnities). Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and of the amount and Type of each Loan to be made by such Bank on the requested date specified therein.

     3.     Amendments to Article 2 of the Credit Agreement.

     The last sentence of Section 2.02 is deleted and replaced with the following:

            (e)  Collateral Coverage

            The Margined Value of the Collateral is at least equal to the greater of (i) $15,000,000 or (ii) the sum of the aggregate of the (A) Loan Exposures of all of the Banks, and (B) the LC Exposures of all of the Banks (in each case after giving effect to the requested Credit Extension and any other outstanding requests for Loans, Letters of Credit or Steamship Indemnities). If the aggregate of the Loan Exposure and LC Exposure of all of the Banks is reduced at any time to less than $15,000,000, the Agent shall release upon the request of the Borrower the amount of Collateral in excess of a Margined Value of $15,000,000.

            The  Borrower  shall be  deemed  to have made a  representation  and warranty as of the time of the requested Credit Extension that the conditions specified in clauses (b), (c) and (e) above have been fulfilled as of such time.

     4.     Amendments to Article 5 of the Credit Agreement.

            a.  Section 5.04 is deleted and replaced with the following:

            (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Borrower); or (ii) directly or indirectly, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or (iii) make any other payment or distribution, either directly or indirectly, in respect of capital stock of the Borrower; or (iv) make, directly or indirectly, any Restricted Investment; it being specifically understood that the Borrower and any Subsidiary will enter into a joint venture only with the prior written consent of all the Banks; except the Borrower may (x) declare and pay preferred dividends not to exceed 6% per annum in respect of the Perpetual Convertible Preferred Stock, and (y) during such time as no Default or Event of Default has occurred and is continuing and provided that no Default or Event of Default shall be caused thereby, purchase, redeem or retire after March 26, 1998 up to 1,000,000 shares in the aggregate of the Borrower's common stock subsequent to the Closing Date, provided that the aggregate price for all such shares purchased, redeemed or retired after March 26, 1998 shall not exceed $2,500,000.

            b.  Section 5.11 is deleted and replaced with the following:

            (i) Prepay, redeem, purchase, defease, retire or otherwise satisfy in any manner prior to the scheduled maturity thereof any of its Indebtedness, other than the Indebtedness under this Agreement or (ii) amend, modify or change in any manner any term or condition of its Indebtedness other than to prepay any Indebtedness payable by any Subsidiary to the Borrower.

     5.     Amendments to Article 6 of the Credit Agreement.

            a.  Section 6.02 is deleted and replaced with the following:

            Permit the ratio of (i) Consolidated EBITDAR minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges as determined as of the last day of each fiscal quarter for the period of the four consecutive preceding fiscal quarters ending on such day, to be less than 1.00 to 1.00; provided, however, for the period ending on the last day of the third quarter of fiscal year 1999, such ratio may be less than 1.00 to 1.00, but shall not be less than 0.95 to 1.00.

            b.  Section 6.03 is deleted and replaced with the following:

                Permit the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA as determined as of the last day of each fiscal quarter for the period of the four consecutive preceding fiscal quarters ending on such day to be greater than or equal to 3.00 to 1.00 as of the end of the first quarter of fiscal year 2000 and as of the end of each fiscal quarter thereafter.

            c.  Section 6.05 is deleted in its entirety.

            d.  Section 6.06 is deleted and replaced with the following:

            6.06   Minimum Tangible Net Worth.

            Have a Tangible Net Worth of less than (i) $140,000,000 as of the end of the third quarter of fiscal year 1999, and (ii) $145,000,000 as of the end of the fourth quarter of fiscal year 1999 and quarterly thereafter.

            e.  A new Section 6.07 is added to the Credit Agreement as follows:

            6.07   Quick Ratio

                   Have, at any time after the second quarter of fiscal year 1999, a Quick Ratio of less than 1.0 to 1.0.

     A new Section 6.08 is added to the Credit Agreement as follows:

            6.08   Collateral Coverage

                   Permit the Collateral Account to have a Margined Value of less than the greater of (i) $15,000,000 or (ii) the sum of the aggregate of the (A) Loan Exposures of all of the Banks, and (B) the LC Exposures of all of the Banks (in each case after giving effect to the requested Credit Extension and any other outstanding requests for Loans, Letters of Credit or Steamship Indemnities).

     6.     Amendments to Article 7 of the Credit Agreement.

            a. Subsection 7.01(b)(iii) is amended to delete from the last line "6.01, 6.02, 6.03, 6.04 and 6.05" and replace it with "6.01, 6.02, 6.03,
     6.04, 6.06, 6.07 and 6.08".

            b.  Subsection 7.01(e) is deleted and replaced with the following:

            (e) Projections.

                   (i) No later than 30 days following the start of each fiscal year an annual budget or forecast including a projected profit and loss statement, balance sheet and cash flow statements along with a calculation of all covenants on a quarterly basis.

                   (ii) No later than 30 days  following  the end of each fiscal month of the Borrower beginning at the end of August of 1999, a forecast of cash flows for the period beginning at the end of such month and ending March 1, 2001.

     7.     Amendment to Article 8 of the Credit Agreement.

            a. A new Subsection 8.01(k) is added to the Credit Agreement as follows:

            (k)    Material Adverse Change.

            From and after the effectiveness hereof, there shall be a material adverse change in the business, assets, liabilities, financial condition, results of operation or business prospects of the Borrower and its Subsidiaries taken as a whole.

            b. A new Subsection 8.01(l) is added to the Credit Agreement as follows:

            (l)    Delivery of Resolutions

            The   Borrower  shall  fail  to  deliver  by the dates  provided  in
            Section 17 of this Second Amendment and Waiver to Credit Agreement resolutions of the Board of Directors of each of the Borrower and Corporate Guarantors authorizing the due execution and delivery of this Agreement.

     8.     Amendments to Article 12 of the Credit Agreement.

            a.  A new defined term "Collateral" is added as follows:

            "Collateral" has the meaning assigned to that term in the Collateral and Account Control Agreement.

            b.  A new defined term "Collateral Account" is added as follows:

            "Collateral Account" has the meaning assigned to that term in the Collateral and Account Control Agreement.

            c. A new defined term "Collateral and Account Control Agreement" is added as follows:

            "Collateral and Account Control Agreement" means the Collateral and Account Control Agreement between the Borrower, the Agent and the Custodian dated as of September 14, 1999.

            d. A new defined term "Custody Account Agreement" is added as follows:

            "Custody Account Agreement" has the meaning assigned to that term in the Collateral and Account Control Agreement.

            e.  A new defined term "Fair Market Value" is added as follows:

            "Fair Market Value" means the value of the Permitted Collateral based on the price per share or unit of any of the securities, debt instruments, mutual funds, financial assets or other investment property which is a part of the Permitted Collateral as set forth on the New York Stock Exchange, other exchanges, markets, or asset value listings where such securities, debt instruments, mutual funds, financial assets, or other investment property may be traded or the value quoted as stated in The Wall Street Journal, or other customary publication of such information if not available in The Wall Street Journal, at the close of the business day, plus the face value (including accrued interest) of any certificates of deposit, cash, or other financial assets comprising the Permitted Collateral.

            f.  The   term  "Loan Documents" is  deleted  in  its  entirety  and replaced with the following:

            "Loan Documents" means (a) this Agreement, the Notes, the Subsidiary Guaranty, any Subsidiary Guaranty Supplement, the Collateral and Account Control Agreement, the Letters of Credit, the Steamship Indemnities and the Applications and (b)all other agreements, documents and instruments relating to, arising out of, or in any way connected with (i) any agreement, document or instrument referred to in clause (a), (ii) any other agreement, document or instrument referred to in this clause (b) or (iii) any of the transactions contemplated by any agreement, document or instrument referred to in clause (a) or in this clause (b).

            g   A new defined term "Margined Value" is added as follows:

            "Margined Value" means for each item of Permitted Collateral on any date, the fair market value of such item of Permitted Collateral on such date multiplied by a margin factor for such Permitted Collateral of 0.90, provided, however, that if any item of Permitted Collateral is (i) cash, or (ii) time deposits and certificates of deposit having maturities of not more than 90 days (from the date such deposits or certificates of deposit are acquired) of any domestic commercial bank, the long-term debt of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or a-2 or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000, then the face value (including accrued interest) of such item of Permitted Collateral on such date shall be multiplied by a margin factor of 1.00.

            h.  A new defined term "Permitted Collateral" is added as follows:

            "Permitted Collateral": means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than 90 days (from the date such deposits or certificates of deposit are acquired) of any domestic commercial bank the long-term debt of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or a-2 or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000, and (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above.

            i.  A new defined term "Quick Ratio" is added as follows:

            "Quick Ratio" means the ratio of (i) the sum of the value of cash, marketable securities and accounts receivable of the Borrower, to (ii) the current liabilities of the Borrower, all as determined on a consolidated basis pursuant to GAAP.

     9.     Amendment to Schedules to the Credit Agreement.

     Schedule 1.02 is deleted and replaced with Exhibit A to this Amendment.

     10.    Waiver.

     Provided that the Borrower is in compliance with the covenants as amended herein on the effective date of this Amendment, the Banks hereby waive any Default or Event of Default arising out of a breach of Section 6.03 prior to such section being amended herein.

     11.    General.

     This Amendment is made pursuant to Section 11.06 of the Credit Agreement, and the parties hereto acknowledge that all provisions of the Credit Agreement, except as amended hereby, shall remain in full force and effect.

     12.    Definitions.

     Whenever appearing in the Loan Agreement or any other Loan Document, the term "Credit Agreement" shall be deemed to mean the Credit Agreement as amended hereby.

     13.    Representations and Warranties.

     The Borrower hereby represents and warrants to the Banks that, as of the effectiveness of this Amendment: (a) each of the representations and warranties contained in the Credit Agreement are accurate, (b) such representations and warranties would continue to be accurate if, in each representation or warranty where the term "Loan Documents" appears, the term "Amendment" was to be substituted therefor, (c) no Event of Default has occurred and is continuing or will result from the execution by the Borrower of this Amendment, and (d) that the Loan Documents as amended herein are enforceable in accordance with their terms without any offsets, counterclaims or defenses.

     14.    Amendment Fee.

     The Borrower shall pay to the Agent for the benefit of the Banks an amendment fee of $50,000 (the "Amendment Fee") in connection with this Amendment which fee shall be due and payable upon the signing of this Amendment.

     15.    Arrangement Fee.

     The Borrower shall pay an arrangement fee to the Agent for the Agent's own account, as agreed between the Borrower and the Agent.

     16.    Fees of Bank's Counsel.

     The Borrower shall pay the fees and expenses of McCarter & English in connection with the preparation and negotiation of this Amendment and all related documents.

     17.    Conditions to Effectiveness.

     It shall be a condition to the effectiveness of this Amendment that the Bank have received the following:

            a. This Amendment, duly executed on behalf of the Borrower and the Banks;

            b.  The  Collateral and Account Control Agreement attached hereto as
     Exhibit 17(b);

            c. Collateral comprised of Permitted Collateral to be held in the Collateral Account and having an aggregate Margined Value of at least $15,000,000;

            d   Payment of the Amendment Fee;

            e.  Payment of the Arrangement Fee;

            f.  An   opinion   of   counsel  to   the  Borrower  and  Guarantors
     satisfactory to the Agent;

            g.  On or   before   September 14, 1999,   a   certificate  from the
     Secretary of the Borrower (i) stating that there have been no amendments to the Certificate of Incorporation or By-laws of such Borrower since the date of the Credit Agreement, (ii) to which is attached a resolution of the Board of Directors authorizing the execution, delivery and performance of this Amendment, and (iii) setting forth the name and sample signature of the officers of the Borrower authorized to execute and deliver this Amendment; and

            h. By no later than September 17, 1999, a certificate or certificates from the Secretary of each of the Corporate Guarantors (excluding Harrison Investment, Inc., which shall deliver a certificate from its Secretary by no later than September 24, 1999) to which is attached a resolution of its Board of Directors authorizing the execution, delivery and performance of such Corporate Guarantor's consent to this Amendment.

     18.    Integration.

     This Amendment together with the Credit Agreement and other Loan Documents constitute the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In the event of any conflict or inconsistency between this Agreement and the Custody Account Agreement, the provisions of this Agreement shall supersede such inconsistent or conflicting provision of the Custody Account Agreement.

     19.    Severability.

     If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any other jurisdiction.

     20.    No Defenses, Off-Sets or Counterclaims.

     By executing this Amendment, Borrower confirms and acknowledges that as of the date of execution hereof, Borrower has no defenses, off-sets or counterclaims against any of Borrower's obligations to the Banks under the Loan Documents, including the Credit Agreement (as amended hereby). Borrower hereby acknowledges and agrees that the actual amounts outstanding on the date of execution hereof are owing the Banks without defense, offset or counterclaim.

     21.    Incorporation by Reference.

     This Amendment is incorporated by reference into the Credit Agreement and the other Loan Documents. Except as otherwise provided herein, all of the other provisions of the Credit Agreement and the other Loan Documents are hereby confirmed and ratified and shall remain in full force and effect as of the date of this Amendment.

     22.    Governing Law.

     This Amendment is governed by the laws of the State of New York and is binding upon the Borrower, the Agent and Issuing Bank and the Banks and their respective successors and/or assigns and/or heirs and executors, as the case may be.

     23.    Counterparts.

     This Amendment may be executed by one or more of the parties in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                            LECHTERS, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:

                                            THE CHASE MANHATTAN BANK,
                                            as Agent, Issuing Bank and as a Bank


                                        By: ____________________________________
                                            Andrea Johnson
                                            Vice President
                                            FLEET BANK, NATIONAL ASSOCIATION
                                            as Bank


                                        By: ____________________________________
                                            Craig W. Trautwein
                                            Vice President
                                            FIRST  UNION  NATIONAL  BANK
                                            as Bank


                                        By: ____________________________________
                                            Donald D. Mishler
                                            Senior Vice President and Director

The undersigned, as guarantors, consent to the foregoing amendment:
  LECHTERS ALABAMA, INC.
  LECHTERS ARIZONA, INC.
  LECTHERS ARKANSAS, INC.
  LECHTERS CALIFORNIA, INC.
  LECHTERS COLORADO, INC.
  LECHTERS CONNECTICUT, INC.
  LECHTERS DELAWARE, INC.
  LECHTERS FLORIDA, INC.
  LECHTERS GEORGIA, INC.
  LECHTERS IDAHO, INC.
  LECHTERS ILLINOIS, INC.
  LECHTERS INDIANA, INC.
  LECHTERS IOWA, INC.
  LECHTERS KANSAS, INC.
  LECHTERS KENTUCKY, INC.
  LECHTERS LOUISIANA, INC.
  LECHTERS MAINE, INC.
  LECHTERS BALTIMORE, INC.
  LECHTERS HOLYOKE, INC.
  LECHTERS MICHIGAN, INC.
  LECHTERS MINNESOTA, INC.
  LECHTERS MISSISSIPPI, INC.
  LECHTERS MISSOURI, INC.
  LECHTERS NEBRASKA, INC.
  LECHTERS NEVADA, INC.
  LECHTERS NEW HAMPSHIRE, INC.
  LECHTERS NEW JERSEY, INC.
  LECHTERS NEW MEXICO, INC.
  LECHTERS NEW YORK, INC.
  LECHTERS N.Y.C., INC.
  LECHTERS NORTH CAROLINA, INC.
  LECHTERS OHIO, INC.
  LECHTERS OKLAHOMA, INC.
  LECHTERS OREGON, INC.
  LECHTERS PENNSYLVANIA, INC.
  LECHTERS RHODE ISLAND, INC.
  LECHTERS SOUTH CAROLINA, INC.
  LECHTERS TENNESSEE, INC.
  LECHTERS TEXAS, INC.
  LECHTERS UTAH, INC.
  LECHTERS VERMONT, INC.
  LECHTERS SPRINGFIELD, INC.
  LECHTERS WASHINGTON, INC.
  LECHTERS WEST VIRGINIA, INC.
  LECHTERS WISCONSIN, INC.
  COOKS CLUB, INC.
  REGENT GALLERY, INC.
  SIMPLE SOLUTIONS OF NJ, INC.
  HARRISON INVESTMENT, INC.

  By: _____________________________

                                    Exhibit A
                               to Second Amendment
                         and Waiver to Credit Agreement

                                  Schedule 1.02

                               NOTICE OF BORROWING

The Chase Manhattan Bank
East 36 Midland Avenue
Paramus, NJ 07657

Date: [insert]

Gentlemen:

Reference is made to the Credit Agreement, dated as of March 26, 1998 as amended among Lechters, Inc., the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent (the "Credit Agreement"). The undersigned hereby gives notice pursuant to Section 1.02 of the Credit Agreement of its request to have the following Loans made to it on [insert requested date of borrowing]:

                Type of Loan (1)                                          Amount

            ____                                                         ____

            ____                                                         ____

            ____                                                         ____

[Please disburse the proceeds of the Loans by [insert requested method of disbursement] .](2)

The undersigned represents and warrants that (a) the borrowing requested hereby complies with the requirements of Section 1.02 of the Credit Agreement, (b) each Representation and Warranty is true and correct at and as of the date hereof and will be true and correct at and as of the time the Loans are made, in each case both with and without giving effect to the Loans and the application of the proceeds thereof, (c) no Default has occurred and is continuing as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loans were made on the date hereof, and no Default will have occurred and be continuing at the time the Loans are to be made or would result from the making of the Loans or from the application of the proceeds thereof, and (d) (i) the Margined Value of the Collateral, (ii) the aggregate Loan Exposures, and the (iii) the aggregate LC Exposures are as follows:

                -------------------------------- -------------------------------
                Margined Value of Collateral:

(1) Be sure to specify the duration of the Interest Period in the case of Eurodollar Rate Loans (e.g., one-month Eurodollar Rate).

(2)  Include  and  complete   this   sentence if the  proceeds of the  requested
Loans are to be disbursed in a manner other than by credit to an account of the Borrower at the Agent's Office.


                -------------------------------- -------------------------------
                -------------------------------- -------------------------------
                Aggregate Loan Exposures:

                -------------------------------- -------------------------------
                -------------------------------- -------------------------------
                Aggregate LC Exposures:
                -------------------------------- -------------------------------


                                                   LECHTERS, INC.

                                                   By __________________________
                                                      Name:
                                                      Title:

                                  Exhibit 17(b)
                               to Second Amendment
                         and Waiver to Credit Agreement



                    COLLATERAL AND ACCOUNT CONTROL AGREEMENT

     This is a COLLATERAL AND ACCOUNT CONTROL AGREEMENT, dated as of September 14, 1999 between Lechters, Inc. (the "Pledgor") with an address at 1 Cape May Street, Harrison, New Jersey 07029, The Chase Manhattan Bank, individually, having an address at One Chase Manhattan Plaza, New York, New York 10081 ("Chase"), and Chase, as agent under that certain Credit Agreement dated March 26, 1998 (the "Credit Agreement") between the Pledgor, Chase and the financial institutions listed on the signature pages thereof (Chase or any successor, in its capacity as agent under such agreement, is referred to herein as the "Agent"), with an address at East 36 Midland Avenue, Paramus, New Jersey 07652.

                              W I T N E S S E T H:

     WHEREAS, the Pledgor has requested that the Agent and the Banks which are party to the Credit Agreement enter into a Second Amendment and Waiver to the Credit Agreement;

     WHEREAS, it is a condition to the effectiveness of the Second Amendment and Waiver to the Credit Agreement that the Pledgor execute and deliver this Collateral and Account Control Agreement; and

     WHEREAS, the Pledgor has established Account No. 8106980 with Chase pursuant to a Custody Account Agreement dated September 3, 1999 between the Pledgor and Chase (the "Custody Account Agreement");

     NOW, THEREFORE, in consideration of the premises, the Pledgor hereby agrees with the Agent as follows:

     1      Defined Terms.

            a. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them therein.

            b.  The following terms shall have the following meanings:

     "Agreement": this Collateral and Account Control Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Collateral": the collective reference to: (i) the Collateral Account; (ii) all cash, instruments, securities, security entitlements, financial assets (including certificates of deposit) and funds deposited from time to time in the Collateral Account; (iii) all investments of funds in the Collateral Account and all instruments and securities evidencing such investments; and (iv) all interest, dividends, cash, instruments, securities, security entitlements, financial assets (including certificates of deposit) and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing.

     "Collateral Account": Account No. 8106980 established with Chase and designated "Lechters, Inc. - Collateral Account".

     "Collateral Account Agreement": that certain Custody Account Agreement dated September 3, 1999 between the Pledgor and Chase pursuant to which the Collateral Account has been established, and any successor agreement thereto.

     "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Governmental Authority": any nation or government, any state of other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Obligations": the obligations and liabilities of the Pledgor to (i) the Banks, the Agent, the Issuing Bank under the Credit Agreement including the Agent in such capacities, and (ii) the Agent under this Agreement (including, without limitation, any interest payable in respect thereof, including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred.

     "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            c. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            d.  The meanings given to terms defined  herein  shall  be   equally
     applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest; Collateral Assignment. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby grants to the Agent for the benefit of the Banks, the Agent and the Issuing Bank, a collateral assignment of and security interest in the Collateral.

     3.     Control; Maintenance of Collateral Account.

            a. The Collateral Account shall be maintained until the Obligations have been paid and performed in full.

            b. The Agent shall have such rights with respect to the Collateral as are set forth in this Agreement, and shall hold and administer the Collateral subject to the terms and conditions of this Agreement. Chase agrees with the Agent and the Pledgor that it will comply with entitlement orders originated by the Agent concerning the Collateral Account without further consent of the Pledgor. The Pledgor shall have no right of withdrawal from the Collateral Account nor any other right or power with respect to the Collateral, except as expressly provided herein. Subject to paragraphs 6 and 7, Chase shall make trades of financial assets held in the Collateral Account at the direction of the Pledgor, or its authorized representative, and comply with entitlement orders concerning the Collateral Account from the Pledgor, or its authorized representative, until such time as the Agent delivers a written notice to Chase that the Agent is thereby exercising exclusive control over the Collateral Account. Such notice may be referred to herein as the "Notice of Exclusive Control." After Chase receives the Notice of Exclusive Control, it will immediately cease complying with entitlement orders or other directions concerning the Account originated by the Pledgor or its representatives, until such time as the Agent withdraws such notice.

            c. In the event the Fair Market Value of the Collateral shall be less than the Margined Value of the Collateral required under the Credit Agreement, then the Pledgor shall, within one business day following notice from the Agent, provide or cause additional property to be transferred to the Collateral Accounts such that the Fair Market Value of the Collateral shall be equal to or greater than the Margined Value of the Collateral required under the Credit Agreement. If any of the Collateral is not subject to determination of a verifiable Fair Market Value, then such Collateral shall have at all times a value as reasonably determined by the Agent. If the aggregate of the Loan Exposure and the LC Exposure of all the Banks is reduced at any time to less than $15,000,000, the Agent shall release upon the request of the Pledgor the amount of Collateral in excess of a Margined Value of $15,000,000.


     4. Representations and Warranties. The Pledgor represents and warrants to the Agent and Chase that:

            a. The Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

            b. This Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms and creates in favor of the Agent a perfected, first priority security interest in the Collateral, enforceable in accordance with its terms.

            c. The execution, delivery and performance of this Agreement by the Pledgor will not violate any provision of any Requirement of Law or Contractual Obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or Contractual Obligation of the Pledgor, except as contemplated hereby.

            d . No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor), is required in connection with the execution, delivery or performance of this Agreement by the Pledgor, or the validity or enforceability of this Agreement against the Pledgor.

            e. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

     5.     Covenants. The Pledgor covenants and agrees with the Agent that:

            a. The Pledgor will not (1) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (2) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Agreement and the security interest created in favor of Chase pursuant to Section 12 of the Custody Account Agreement.

            b. The Pledgor will maintain the security interest created by this Agreement as a first priority, perfected security interest and will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, of financing statements under the Code.

     6.     Management of Collateral; Fees.

            a. Upon the occurrence and during the continuation of any Event of Default, (i) the Agent shall have the right to deliver a Notice of Exclusive Control to Chase, with the effect set forth in paragraph 3.b., and (ii) until the Agent withdraws such Notice of Exclusive Control, Pledgor shall have no authority to, directly or indirectly, provide investment direction with respect to the Collateral.

            b. Chase hereby subordinates any lien with respect to the Collateral which it may have as securities intermediary or bank by law or pursuant to the Custody Account Agreement to the security interest granted in this Agreement to the Agent for the benefit of the Agent and the Banks.

            c. The Agent shall have no responsibility to the Pledgor for any loss or liability arising in respect of any investments of the Collateral (including, without limitation, as a result of the liquidation of any thereof before maturity), except to the extent that such loss or liability arises from the Agent's gross negligence or willful misconduct.

            d.  The  Pledgor  will pay or  reimburse  the Agent  for any and all costs, expenses and liabilities of the Agent incurred in connection with this Agreement (including enforcement hereof), the maintenance and operation of the Collateral Account and the investment of the Collateral, including, without limitation, any investment, brokerage or placement commissions and fees incurred by the Agent in connection with the investment or reinvestment of Collateral, and any investment charges or other fees of the Agent in connection with maintenance of the Collateral Account.

     7.     Remedies.

            a. Upon the occurrence of an Event of Default, and while such Event of Default continues: Agent may, without notice of any kind, except for notices required by law which may not be waived, deal with any and all of the Collateral as it deems fit, and/or may liquidate all or a portion of the Collateral, applying the proceeds in any manner it deems appropriate. Such rights include, but are not limited to, the right, at the Agent's option, to:(i) deduct all costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder,(including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent), (ii) apply such Collateral or the proceeds thereof to the payment of such Obligations in such order as the Agent in its sole discretion may elect, (iii) notify any third party to terminate immediately any trading, other rights or entitlements with respect to the Collateral and any distributions from the Collateral; (iv) transfer into Agent's name or the name of its nominee, all or any part of the Collateral or proceeds thereof; (v) receive all interest, dividends, and other proceeds of the Collateral; (vi) notify any person obligated on any Collateral of the security interest of Agent therein and require such person to make payment directly to Agent; (vii) demand, sue for, collect or receive the Collateral and any proceeds thereof, and/or make any settlement or compromise as Agent deems desirable with respect to any Collateral; and (viii) exercise any voting, conversion, registration, purchase or other rights of an owner, holder or entitlement holder of the Collateral. Pledgor agrees that Agent may exercise its rights under this Agreement without regard for the actual or potential tax consequences to Pledgor under federal or state law and without regard to any instructions or directives given Agent by Pledgor.

            b. Pledgor acknowledges that some of the Collateral may be subject to rapid decline in value and is customarily sold in recognized markets, and upon the occurrence of an Event of Default, Agent may dispose of such Collateral in its recognized market without providing notice of sale.

            c. Upon the occurrence of an Event of Default, at Agent's request, Pledgor will, at its own expense do or cause to be done all other acts and things as may be necessary to make the sale of the Collateral valid, binding and in compliance with applicable law.

            d. Any Collateral remaining after application of Collateral by Agent in accordance with the provisions hereof shall continue to be held as Collateral pursuant to this Agreement for such of the Obligations as are not then due and payable. Only after the termination or expiration of all Letters of Credit, the payment in full of all Obligations and after the payment by the Agent of any other amount required by any provision of law, inducing, without limitation, Section 9-504(1)(c) of the Code, must the Agent account for the surplus, if any, to the Pledgor. In addition to the rights, powers and remedies granted to it under this Agreement and in any other agreement securing, evidencing or relating to the Obligations, the Agent shall have all the rights, powers and remedies available at law, including, without limitation, the rights and remedies of a secured party under the Code. To the extent permitted by law, the Pledgor waives presentment, demand, protest and all notices of any kind and all claims, damages and demands it may acquire against the Agent arising out of the exercise by them of any rights hereunder.

            e. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and any costs and expenses of Agent in connection therewith (including, without limitation, any fees and disbursements of any attorneys employed by the Agent to collect such deficiency).

     8.     Agent's Appointment as Attorney-in Fact.

            a. The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

            b. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 8(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     9. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to comply with the specific duties and responsibilities set forth herein. The powers conferred on the Agent in this Agreement are solely for the protection of the Agent's interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action lawfully taken or omitted to be taken by any of them under or in connection with the Collateral or this Agreement, except for its or their gross negligence or willful misconduct.

     10. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     11. Notices. All notices, requests and demands to or upon the Agent or the Pledgor to be effective shall be in writing (including fax or similar electronic transfer) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by fax or similar electronic transfer, when sent and receipt has been confirmed, to the Pledgor or the Agent, as the case may be, at its address or transmission number for notices set forth under its signature below. The Pledgor and the Agent may change their addresses and transmission numbers for notices by notice in the manner provided in this paragraph.

     12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. Integration; Interpretation. This Agreement represents the agreement of the Pledgor with respect to the subject matter hereof and there are no promises or representations by the Agent relative to the subject matter hereof not reflected herein. If any provision of this Collateral and Account Control Agreement shall conflict with, or be inconsistent with, any provision of the Custody Account Agreement, then such provision of this Collateral and Account Control Agreement shall supersede such inconsistent or conflicting provision of the Custody Account Agreement.

     14.    Amendments in Writing; No Waiver; Cumulative Remedies.

            a. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor, the Agent and Chase.

            b. The Agent shall not by any act (except by a written instrument pursuant to paragraph 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion.

            c. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor, the Agent and Chase and shall inure to the benefit of their respective successors and assigns.

     17. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the Pledgor, Chase and the Agent have caused this Collateral and Account Control Agreement to be duly executed and delivered as of the date first above written.

                            Lechters, Inc.

                            By:____________________
                               Name:
                               Title:
                               Fax:

                            The Chase Manhattan Bank, as agent

                            By:_____________________
                               Andrea Johnson
                               Vice President
                               Fax: 201-599-6755

                            The Chase Manhattan Bank


                            By:______________________
                                 Robert Lockwood
                                 Vice President
                                Fax: 212-552-6400